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                                                                    Exhibit 23.3


                                   CADWALADER
                          -----------------------------
                          Cadwalader, Wickersham & Taft

1201 F Street, N.W., Suite 1100                                         New York
Washington, DC 20036                                                  Washington
Tel: 202 862-2200                                                      Charlotte
Fax: 202 862-2400                                                         London




                                  July 24, 2002




SLM Funding Corporation
304 South Minnesota Street, Suite B
Carson City, Nevada 89703



        Re: Consent to Use of Name in SLM Funding Corporation Prospectus
            ------------------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the use of our name in the Prospectus relating to the Registration Statement filed on Form S-3 with which this consent is filed as exhibit 23.3 with the Securities and Exchange Commission (the "Commission") under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                               Very truly yours,



                                              /s/  Cadwalader, Wickersham & Taft